Exhibit 3.7

State of Delaware Secretary of State Division of Corporations Delivered 04:27 PM 03/30/2016 FILED 04:27 pm PM 03/30/2016 SR 20161974207-File Number 6003610

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is
SCF Realty Capital LLC
Second: The address of its registered office in the State of Delaware is
3500 S DuPont Highway in the City of Dover
Zip code 19901 . The name of its Registered agent at such address is
Incorporating Services, Ltd.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is     .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 30th             day of          March         , 2016            .

Incorporating Services, Ltd:.organizer

By:	/s/ John Cereghin
Authorized Person(s)

Name:	John Cereghin
Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 11:09 AM 05/31/2016 FILED 11:09 AM 05/31/2016 SR 20164039747-File Number 6003610

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is SCF Realty Capital LLC, and the name of the limited liability company being merged into this surviving limited liability company SCF Realty Capital Holdings LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is SCF Realty Capital LLC.

FOURTH: The merger is to become effective on May 31,2016 at 12:00 a.m.

FIFTH: The Agreement of Merger is on file at Granite Park III, 5601 Granite Parkway, Suite 1350, Plano, TX 75024, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 31st day of May, 2016.

By:	/s/ Dave B. Fate
Authorized Person

Name: Dave B. Fate
Title: Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is

SCF REALTY CAPITAL LLC     _

2.    The Registered Office of the limited liability company in the State of Delaware is changed to 850 New Burton Road, Suite 201                                                                                                                                                                                                                      (street), in the City of Dover                                                   Zip Code 19904                                         . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is                                                          National Corporate Research, Ltd.

By:	/s/ Jason Schwaror
Authorized Person

Name:	Jason Schwaror
Print or Type

State of Delaware

Secretary of State

Division of Corporations

Delivered 09:26 AM 12/01/2016

FILLED 09:26 AM 12/01/2016

SR 20166854074 - File Number 6003610

State of Delaware Secretary of State Division of Corporations Delivered 04:38 PM 08/15/2017 FILED 04:38 PM 08/15/2017 SR 20175735518 - File Number 6003610

STATE OF DELAWARE

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

SCF REALTY CAPITAL LLC

A Certificate of Formation forming SCF Realty Capital LLC (the “Company”) was previously filed in Delaware on March 30, 2016. A Certificate of Merger of Domestic Limited Liabilities Companies naming the Company as the survivor was previously filed in Delaware on May 31, 2016. A Certificate of Amendment Changing Only The Registered Office or Registered Agent of a Limited Liability Company was previously filed in Delaware on December 1, 2016. The foregoing documents are collectively referred to herein as the “Original Certificate of Formation.” The Original Certificate of Formation for the Company is hereby amended and restated to read as follows:

1. The name of the limited liability company is Essential Properties Realty Trust LLC.

2. The address of its registered office in Delaware is 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name of the Registered Agent at such address is Cogency Global Inc.

The undersigned President and Chief Executive Officer of the Company has executed this Amended and Restated Certificate of Formation as of this 15 day of August, 2017.

/s/ Peter M. Mavoides
Peter M. Mavoides
President and Chief Executive Officer

STATE OF DELAWARE	State of Delaware Secretary of State Division of Corporations Delivered 11:53 AM 06/20/2018 FILED 11:53 AM 06/20/2018 SR 20185260875 - FikNumber 6003610

CERTIFICATE OF CONVERSION

FROM A DELAWARE LIMITED LIABILITY COMPANY

TO A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO SECTION 17-217 OF THE

DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT

1.	The jurisdiction where Essential Properties Realty Trust LLC (the was first formed is Delaware.

2.	The jurisdiction of the Converting Entity immediately prior to filing this Certificate is Delaware.

3.	The date the Converting Entity was first formed is March 30, 2016.

4.	The name of the Converting Entity immediately prior to filing this Certificate is Essential Properties Realty Trust LLC.

5.	The name of the limited partnership as set forth in the Certificate of Limited Partnership is Essential Properties, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 20th day of June, 2018.

ESSENTIAL PROPERTIES OP G.P., LLC, as general partner of Essential Properties, L.P.

By:	/s/ Peter M. Mavoides
Peter M. Mavoides
President and Chief Executive Officer

STATE OF DELAWARE	State of Delaware Secretary of State Division of Corporations Delivered 11:53 AM 06/20/2018 FILED 11:53 AM 06/20/2018 SR 20185260875 - File Number 6003610

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ESSENTIAL PROPERTIES, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

FIRST: The name of the limited partnership is Essential Properties, L.P.

SECOND: The address of the registered office of Essential Properties, L.P. in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

THIRD: The name and business address of the general partner is as follows:

Essential Properties OP G.P., LLC

47 Hulfish Street, Suite 210

Princeton, New Jersey 08542

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on the 20th day of June, 2018.

ESSENTIAL PROPERTIES OP G.P., LLC, as general partner of Essential Properties, L.P.

By:	/s/ Peter M. Mavoides
Peter M. Mavoides
President and Chief Executive Officer

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LMTED PARTNERSHIP

The limited partnership organized and existing under the Limited Partnership Act of the State of Dalaware, hereby certifies as follows:

1. The name of the limited partnership is Essential Properties, L.P.

2. The Registered Office of the limited partnership in the State of Delaware is changed to 850 New Burton Road, Suite 201 (street), in the city of Dover, Zip Code 19904. The name of the Registered Agent at such address upon whom process against this limited partnership may be served is COGENCY GLOBAL INC.

Essential Properties OP G.P., LLC, as General Partner

By:	/s/ Gregg Seibert
General Partner

Name:	Gregg Seibert
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 02:10 PM 06/27/2018 Filed 02:10 PM 06/27/2018 SR 20185379741 - File Number 6003610